EXHIBIT 10.18










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                    SOFTWARE PURCHASE AND SERVICES AGREEMENT


                                 by and between


                                SearchHelp, Inc.

                                       and


                                 EDOCUSIGN, INC.


                           Dated as of August 15, 2003



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                    SOFTWARE PURCHASE AND SERVICES AGREEMENT


     THIS SOFTWARE PURCHASE AND SERVICES AGREEMENT (this "AGREEMENT") is entered into as of August 15, 2003 by and among SearchHelp, Inc., a Delaware corporation (the "COMPANY") and EDOCUSIGN, INC., a New York corporation (the "SELLER"). Each of the Company and the Seller are referred to collectively herein as the "PARTIES."

                                    RECITALS

     WHEREAS, the Seller is the owner of the browser software commonly known as SPIKE and identified on EXHIBIT A attached hereto (the "SOFTWARE"), and

     WHEREAS, this Agreement contemplates a transaction in which the Company will purchase the Software and other assets in return for cash and options to purchase stock of the Company.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the receipt, adequacy and legal sufficiency of which the Company and the Seller acknowledge, the Parties hereby agree as follows:


                                    ARTICLE I
                               PURCHASE OF ASSETS
                               ------------------

     1.1 PURCHASE. The Company shall purchase, acquire and take assignment and delivery from the Seller of all right, title and interest in, to and under the Software, including the source code and object code, all compiled web programming language that underlies the Software, all related documentation associated with the Software and all licenses, approvals, registrations, authorizations and permits pertaining to the ownership or use or operation of the Software, except for such components which are licensed from third party users as set forth on EXHIBIT B (collectively, the "ASSETS") in consideration for:

          (a) The sum of $50,000 (the "CASH PAYMENT"), which the Seller acknowledges having received $25,000 of the Cash Payment to date. Upon execution of this Agreement, the Company shall pay the Seller $10,000, with the balance of the Cash Payment ($15,000) payable at the Closing (as defined below).

          (b) An option to purchase up to 500,000 shares of common stock of the Company (the "COMMON STOCK"), exercisable at the average of the trading price of the Common Stock for the Company for the 30 days preceding the Closing Date (as defined below), at any time during the five (5) year period following the Closing Date.

          (c) An option to purchase up to an additional 250,000 shares of Common Stock exercisable at the average of the trading price of the Common Stock for the Company for the 30 days preceding the Closing Date, upon the sale of a total of three million units of the Software, at any time during the five (5) year period following the Closing Date.

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          (d) Ten percent  (10%) of the  royalties  received  from any person or entity by the Company from licensing of the Software, payable quarterly to the Seller within thirty (30) days of receipt by the Company, up to a maximum of $300,000 during the five (5) year period after the Closing Date. The Company agrees that the Seller shall receive a minimum of $.15 for every unit of the Software sold for more than $5 and a minimum of $.10 for each unit of the Software sold for $5 or less. The Seller shall have, at his expense, the right to audit, or have his representatives audit, the books and records of the Company pertaining to the Seller's royalty income, at reasonable times and upon reasonable notice to the Company.

ALL OF THE STOCK OPTIONS SET FORTH IN SECTIONS

1.1(B) AND (C) MAY BE EXERCISED BY A "CASHLESS EXERCISE" IN ACCORDANCE WITH THE COMPANY'S PROCEDURES. EACH OF SECTIONS 1.1(A), (B), (C) AND (D) ARE REFERRED TO COLLECTIVELY AS THE "PURCHASE PRICE".

     1.2 DELIVERIES UPON EXECUTION OF THIS AGREEMENT. The Seller shall execute, acknowledge and deliver to the Company such various certificates, instruments, and documents reasonably required by the Company for the sale, transfer, conveyance and assignment of the Assets (including intellectual property transfer documents) and such other instruments of sale, transfer, conveyance, and assignment as the Company and its counsel may reasonably request. Additionally, the Seller shall consult with the Testing Center (as defined below) with for approximately 10 - 20 hours.

     1.3  DELIVERIES BY SELLER AT THE CLOSING. At the Closing, the Seller shall:

          (a) Deliver a master CD of the Software that has passed testing by each of (i) an outside source chosen by the Company and reasonably acceptable to the Seller (the "TESTING CENTER"), (ii) Family Trusted Products, LLC and (iii) The National Center for Missing and Exploited Children.

          (b) Load the Software's environment on a file created by downloading from WWW.VMWARE.COM, and provide the Company with the CD of such environment.

          (c) Assist the Testing Center in purchasing the version of the Delphi compiler used by the Seller for the Software.

          (d) Deliver the names, addresses, web sites of all third party modules and components used with the Software.

     1.4 DELIVERIES BY THE COMPANY AT THE CLOSING. At the Closing, the Company shall deliver the additional consideration specified in SECTION 1.1 above.

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     1.5  ASSUMPTION  OF  LIABILITIES.  The Company shall not assume or have any responsibility with respect to any obligation or liability of the Seller (including any liability associated with the Assets).


                                   ARTICLE II
                                     CLOSING
                                     -------

     2.1  THE CLOSING.  The closing of the transactions  contemplated by SECTION
1.3 (the "CLOSING") shall take place at a location determined by the Company, commencing at 10:00 a.m. local time within three (3) days after the master CD of the Software has passed testing by each of (i) an outside source chosen by the Company and reasonably acceptable to the Seller, (ii) Family Trusted Products, LLC and (iii) The National Center for Missing and Exploited Children, or such other date as the Parties may mutually determine (the "CLOSING DATE"); PROVIDED, HOWEVER, that the Closing Date shall be no later than October 15, 2003; PROVIDED, FURTHER, that the Closing Date may be extended by up to two weeks upon consent of the Parties.

     2.2 ALLOCATION. The Parties agree to allocate the Purchase Price (as defined below) and all other capitalizable costs for all purposes (including financial accounting and tax purposes) in accordance with the reasonable recommendations of the Company's accountant.


                                   ARTICLE III
                               CONSULTING SERVICES
                               -------------------

     3.1  DUTIES.  The  Seller  shall,  after  the  Closing  Date,   diligently,
conscientiously and faithfully devote up to 100 hours each month until April 30, 2004 (both within and without the Company's location) toward:

          (a) Training and overseeing a technical support team (the "TEAM") until the Team is fully capable of understanding the Software source code.

          (b) Improving performance of existing "Modules", creating version release upgrades to the Software and "Patches" for the Software delivered at the Closing, and correcting all bugs or problems.

          (c) Assisting the Company in (i) hiring and maintaining a Team, (ii) maintaining a help desk that will timely support all non-technical matters, and
(iii) informing the Company on a weekly basis of recommended solutions for all such matters.

          (d) Submitting a cost schedule for all new tools to be added to the Software, the costs of all such new tools to be incurred by the Company.

          (e) Improving the cosmetic look of the Software until January 1, 2004.

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
          (f) Generally consulting with the Company on issues relating to software development and programming for Company products, and the creation of schematics as needed for the Software.

     3.2 CONSULTING COMPENSATION TO SELLER. Commencing October 1, 2003, the Seller shall be entitled to compensation for the provision of services set forth in SECTION 3.1 at the monthly rate of $8,000, payable in installments in accordance with the Company's regular practice of compensating executive personnel. Upon the Company's reasonable satisfaction that its Team has been properly trained by the Seller in the source code and workings of the Software, the Company shall pay the Seller an additional $10,000. The Company agrees that the Parties will discuss in good faith additional compensation to the Seller for any programming and development which the Company requests of the Seller which is outside the scope of this Agreement.

     3.3 TESTING & CERTIFICATION. All patches, modules, improvements and corrections to the Software must pass testing by each of (i) the Testing Center,
(ii) Family Trusted Products, LLC and (iii) The National Center for Missing and Exploited Children.

     3.4  TERM.  The Seller shall provide the  consulting  services set forth in
SECTION 3.1 until April 30, 2004.

     3.5 OTHER. The options set forth in SECTIONS 1.1 (b) and (c) shall have piggy-back registration rights and shall be registered at the Company's expense, subject to the discretion of the Company's underwriters. Additionally, as long as the Company shall receive recognition in connection with the Software, the Seller shall also receive billing within fourth from the top, when appropriate.

     3.6 POTENTIAL EMPLOYMENT. The Company and the Seller agree to discuss and negotiate full-time employment with the Company prior to January 1, 2004.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     4.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Company that the following statements are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing:

          (a) OWNERSHIP OF ASSETS. The Seller has all rights, title and interest in, is the lawful owner of, the Assets, and has the lawful right to sell, transfer and convey the Assets to the Company. The Assets are free of all debts and encumbrances and are not subject to any lien or encumbrance.

          (b) ORGANIZATION OF THE SELLER. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Seller is duly qualified to do business


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and is in good  standing  in all  jurisdictions  in  which  the  conduct  of its business makes such qualification necessary.

          (c) AUTHORIZATION OF TRANSACTION. The Seller has the full power and authority to execute and deliver this Agreement and to perform their obligations hereunder. Without limiting the generality of the foregoing, this Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

          (d) NON-CONTRAVENTION Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which they are bound or to which any of their assets is subject.

          (e) LEGAL COMPLIANCE. The Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof).

          (f) TAX MATTERS. The Seller has filed all income tax returns that it was required to file, and has paid all income taxes shown thereon as owing, except where the failure to file income tax returns or to pay income taxes would not have a material adverse effect on the financial condition of the Seller.

          (g) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Seller.

          (h) LITIGATION. The Seller is not (a) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Seller.

          (i) ENABLING & DISABLING FEATURES. No portion of the Software contains or will contain any protection feature designed to prevent its use. This includes, without limitation, any computer virus, worm, Trojan-horse routine, trap door, time bomb or any other codes or instructions that may be used to access, modify, delete or damage the Software or any user's computer system.

          (j) INTELLECTUAL PROPERTY RIGHTS. To the best of Seller's knowledge and belief, the Software does not infringe upon or violate the rights, including patent and copyright, of any other person or entity.


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
          (k) THIRD PARTY LICENSES. The Seller has obtained all third party multi-user licenses used in connection with the Assets. All such licenses are set forth on EXHIBIT B.

     4.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Seller that the following statements are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing:

          (a) ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as each is now being conducted. The Company is duly qualified to do business and is in good standing in all jurisdictions in which the conduct of its business makes such qualification necessary.

          (b) AUTHORIZATION OF TRANSACTION. The execution, delivery and performance of this Agreement is within the power and authority of the Company and has been authorized by all necessary action, and requires no action by or in respect of, or filing with, any governmental authority.

          (c) NON-CONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which they are bound or to which any of its assets is subject.


                                    ARTICLE V
                        CONDITIONS TO OBLIGATION TO CLOSE
                        ---------------------------------

     5.1 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) The representations and warranties set forth in SECTION 4.1 above shall be true and correct in all material respects at and as of the Closing Date.

          (b) The Seller shall have performed and complied with all of their covenants hereunder in all material respects through the Closing.

          (c) There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.


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          (d) The master CD and the Software must pass testing by each of (i) an outside  source chosen by the Company and  reasonably  acceptable to the Seller,
(ii) Family Trusted Products, LLC and (iii) The National Center for Missing and Exploited Children.

     5.2 CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by each of them in connection with the Closing is subject to:

          (a) The representations and warranties set forth in SECTION 4.2 above shall be true and correct in all material respects at and as of the Closing Date.

          (b) The Company shall have delivered to the Seller the consideration set forth in SECTION 1.1.



                                   ARTICLE VI
                                 CONFIDENTIALITY

     6.1 PROTECTION OF CONFIDENTIAL INFORMATION. The Seller acknowledges that his engagement by the Company will bring him into close contact with many confidential affairs of the Company, including information and data regarding costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes, computer programs or systems developed or improved by the Company, the identity of the Company's customers, customer representatives and contacts, the nature of the services required by the Company's actual and prospective customers, the services performed by the Company for its customers, the identities of the Company's actual and prospective employees and other business affairs and methods, plans for future developments and other information not readily available to the public, all of which are highly confidential and proprietary and all of which will have been developed by the Company at great effort and expense. The Seller further acknowledges that the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character, and that the business of the Company is contemplated to be conducted throughout the United States and ultimately, the rest of the world. In recognition of the foregoing, the Seller covenants and agrees:

          (a) That he will keep secret all confidential matters of the Company and not disclose them to anyone outside of the Company, either during or after the term of this Agreement, except with the Company's prior written consent.

          (b) That he will not make use of any of such confidential matters for his own purposes or the benefit of anyone other than the Company.

          (c) That he will deliver promptly to the Company on termination of his consulting services or this Agreement, or at any time the Company may so request, all confidential memoranda, notes, records, reports and other confidential documents (and all copies thereof) relating to the business of the Company which he may then possess or have under this control.


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                                   ARTICLE VII
                               PROPRIETARY RIGHTS
                               ------------------

     7.1 DISCLOSURE. The Seller shall disclose fully and promptly to Company any and all inventions, processes, innovations, discoveries, designs1 techniques, formula, improvements, computer programs and other technical materials relating to business of Company which the Seller shall discover, conceive, make, generate or reduce to practice, alone or jointly with others, during his consultancy, whether or not they are patentable or copyrightable.

     7.2 ASSIGNMENT. The Seller agrees to assign to the Company his rights and interests in any inventions, processes, innovations, discoveries and other similar materials during the term of, and in connection with, Seller's consultancy with the Company, including copyrights to all copyrightable material and all patent rights to all patentable material in connection with the Assets, unless specifically directed otherwise in writing by Company.

     7.3 FURTHER ASSURANCES. The Seller agree to execute and transfer at any time, upon Company's request, any certification, affidavit or other document confirming the Company's ownership rights under this Section. Further, upon request, at any time during or after the term of this Agreement, and at the expense of Company for whom the work in question was performed, the Seller agree to assist the Company in preparing and prosecuting applications for patents or copyrights relating to such inventions, processes and other materials related to the Assets.


                                  ARTICLE VIII
                     COVENANTS NOT TO SOLICIT/NOT TO COMPETE
                     ---------------------------------------

     8.1 NON-SOLICITATION. The Seller agrees that during the term of its consultancy to the Company and for a period of eighteen (18) months after the termination of its consultancy, the Seller shall not, directly or indirectly:

          (a) Solicit, directly or indirectly, business of the type conducted by the Company at the time of the termination of his consultancy (the "Business") from any person, firm or entity which was a customer or prospective customer of the Company.

          (b) Induce or attempt to induce any such customer or prospective customer to reduce its Business with the Company.

          (c) Solicit or attempt to solicit any employees or consultants of Company to leave the employ or engagement of Company.

          (d)  Offer  or  cause  to  be   offered   employment   or   consultant
opportunities to any person who was employed or engaged by Company at any time during the one year prior to the termination of his consultancy with Company.


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     8.2  NON-COMPETITION.  Since the  services  of Seller  to the  Company  are likely to be unique an extraordinary and he has had and will have access to information pertaining to the business of the Company which may be secret and confidential, the Seller agrees that if his consultancy is terminated for any reason whatsoever, other than pursuant to a dissolution of Company or a material breach of the terms of this Agreement by the Company, then for a period of eighteen (18) months after such termination or expiration, the Seller shall not, directly or indirectly, without express approval in each case by the Company own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of any business engaged in the development or marketing of any products that compete with the products of Company, including the Assets.

     8.3 GEOGRAPHICAL RESTRICTIONS. The Seller further acknowledges that a business competitive with that of Company or of any of its subsidiaries or affiliated corporations may be carried on anywhere within the United States or in any foreign country. Therefore, the Seller acknowledges that the unrestricted geographical application of this Section is reasonable under the circumstances. If any of the rights or restrictions contained or provided for herein shall be deemed to be unenforceable by reason of the extent, duration or geographical scope, or other provisions hereof, or any other provisions of this Agreement, the Parties contemplate that the court shall reduce such extent, duration, geographical scope or other provisions and enforce this Section in its reduced form for all purposes in the manner contemplated hereby.


                                   ARTICLE IX
                                 NON-DEFAMATION
                                 --------------

     9.1 The Seller covenants and agrees that during the course of his consultancy and for a period of three (3) years thereafter, the Seller shall not, directly or indirectly, in public or private, deprecate, impugn or otherwise make any remarks that would tend to or be construed to tend to defame the Company, its employees or products or its reputation, nor shall the Seller assist any person, firm or company in doing so, except as required by subpoena, court order or other legal process.


                                    ARTICLE X
                                   TERMINATION
                                   -----------


     10.1 TERMINATION OF AGREEMENT. The Company may terminate this Agreement in the event the Closing shall not have occurred by October 15, 2003

                                   ARTICLE XI
                                  MISCELLANEOUS
                                  -------------

     11.1 GOVERNING LAW AND JURISDICTION; ARBITRATION. This Agreement shall be governed and construed under the laws of the State of New York, without regard to the conflict of laws principles of such State. Without prejudice to the exercise of any right to equitable relief as provided in this Agreement, the Parties hereby consent and submit to the jurisdiction of any state or federal court located in Nassau or Suffolk County within the State of New York for any dispute, controversy or claim arising out of or concerning or relating to this Agreement or its interpretation, breach, cancellation, performance or non-performance. Service of all papers in any proceeding hereunder may be made by certified or registered first class mail, return receipt requested.

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     11.2 ASSIGNMENT.  This Agreement shall bind and inure to the benefit of the
Parties and their successors, legal representatives, heirs and permitted assigns. Except as permitted by this Agreement, neither Party may assign or transfer any of its rights or obligations hereunder without the prior consent of the other Party, which consent shall not be unreasonably withheld or delayed; except that either Party may assign the benefits, but none of the obligations, hereunder to an entity controlled by such Party.

     11.3 ENTIRE AGREEMENT. This Agreement and its exhibits constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all prior oral and written understandings, discussions and agreements regarding such subject matter. This Agreement may not be amended, modified or cancelled except by a written instrument executed by the Parties.

     11.4 RELATIONSHIP OF THE PARTIES. The Seller is an independent contractor. The Parties hereto are not partners, joint venturers or otherwise affiliated, and the Seller does not have any right or authority to bind the Company in any way.

     11.5 NOTICES. Any notices or other communications required or permitted to be given or delivered under this Agreement shall, unless otherwise permitted, be in writing and shall be delivered personally, by courier service, by e-mail, by facsimile machine (with confirmation in writing to the addresses set forth below) or by registered or certified mail, return receipt requested, postage pre-paid, as follows:

If to Company:    William Bozsnyak, President
                           SearchHelp, Inc.
                           1055 Stewart Avenue
                           Bethpage, New York 11714
                           Phone: (516) 922-4765
                           Fax:     (516) 624-0638
                           bill@searchhelp.com
                           -------------------

If to Seller:              eDocuSign, Inc.

or to such other address as a Party may designate pursuant to this notice provision. Any notice given shall be deemed to have been received on the date on which it is delivered personally, by courier service or by facsimile, or, if mailed, on the fifth business day following the mailing thereof.

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     11.6 SEVERABILITY.  Should any provision  hereof for any reason be declared invalid or unenforceable by final and unappealable order of any court of competent jurisdiction, the remaining portions of this Agreement shall remain in full force and affect. The waiver of any breach of any term or condition of this Agreement shall not be deemed a waiver of any other or subsequent breach, whether of like or different nature.

     11.7 HEADINGS. The headings herein have been provided for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

     11.8 COUNTERPARTS; FACSIMILE EXECUTION. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.




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
         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


SEARCHHELP, INC.                                     EDOCUSIGN, INC.



By:                                         By:
   ------------------------------                ------------------------------
    William Bozsnyak                           Sahba Samet
    Vice President and CFO



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


                                    EXHIBIT A

                                    EXHIBIT B







1. Microsoft Agent license agreement with Microsoft for the SPIKE DOG animations.

























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